Exhibit 99.1

Diffusion Pharmaceuticals Stockholders Approve Merger with EIP Pharma

Approximately 71% of Stockholders Voted in Favor of the Transaction

Diffusion Announces 1-for-1.5 Reverse Stock Split

Merger on Track to Close on August 16, 2023

CHARLOTTESVILLE, VA, August 15, 2023 – Diffusion Pharmaceuticals Inc. (NASDAQ: DFFN) today announced that its stockholders have voted to approve all proposals at a special meeting of stockholders held earlier today, including the issuance of Diffusion Common Stock in the pending merger with EIP Pharma Inc. (“EIP”), and a reverse stock split of outstanding Diffusion Common Stock (the “Reverse Split”).

Dr. Robert Cobuzzi, President and Chief Executive Officer of Diffusion, said, “We are pleased with the outcome of today’s special meeting and thank our stockholders for their support of the merger with EIP. The fact that stockholders holding more than 71% of the votes cast voted in favor of the transaction, and 73% of the votes cast voted in favor of the Reverse Split provides further confidence that our thorough strategic process maximizes value for stockholders.”

“We look forward to completing the merger and realizing our bright future as CervoMed. Looking ahead, we believe our stockholders are positioned to benefit from the upside potential of ownership in the combined company, where the team will be building on the great work the EIP team has done in developing neflamapimod, including yesterday’s announcement that the first patient has been dosed in the RewinD-LB Phase 2b clinical trial of the company’s lead asset, neflamapimod, for the treatment of patients with dementia with Lewy bodies (DLB).”

In connection with the special meeting, Diffusion’s board of directors met and voted to implement the lowest Reverse Split ratio, 1-for-1.5, to maintain compliance with the $4 per share minimum bid price requirement for an initial listing on any Nasdaq market tier. As such, pending completion of the merger, the combined company’s common stock is expected to begin trading on a split-adjusted basis when the market opens on August 17, 2023, under the new trading symbol “CRVO.” As a result of the reverse stock split and the merger, the CUSIP number for Diffusion’s common stock will now be 15713L109.

The merger is expected to close after the close of business close on August 16, 2023, subject to customary closing conditions. The final voting results for the company’s special meeting will be disclosed in a Form 8-K filed with the Securities and Exchange Commission (the “SEC”) and will also be available at https:// https://investors.diffusionpharma.com/sec-filings/, after certification by the company’s inspector of elections.

Canaccord Genuity is serving as financial advisor to Diffusion, and Dechert LLP is serving as legal counsel to Diffusion.

About Diffusion Pharmaceuticals Inc.

Diffusion Pharmaceuticals Inc. is a biopharmaceutical company that has historically focused on developing novel therapies that may enhance the body’s ability to deliver oxygen to areas where it is needed most. Diffusion’s most advanced product candidate, trans sodium crocetinate (TSC), has been investigated and developed to enhance the diffusion of oxygen to tissues with low oxygen levels, also known as hypoxia, most recently as an adjuvant treatment to standard of care therapy for GBM and other hypoxic solid tumors. In connection with the proposed merger with EIP, and pending its conclusion, Diffusion previously paused the initiation of the previously announced Phase 2 study of TSC in newly diagnosed GBM patients and will continue to attempt to identify sale or out-licensing transactions.

For more information, please visit www.diffusionpharma.com or engage with us on Twitter and LinkedIn.

Forward-Looking Statements

This press release includes express and implied forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, regarding management’s intentions, plans, beliefs, expectations or forecasts for the future, including, but not limited to, the timing and potential outcome of the proposed transaction between Diffusion Pharmaceuticals and EIP Pharma; the therapeutic potential of neflamapimod; anticipated milestones related to the development of the combined company’s clinical programs and reporting of data; the expected ownership percentages of the combined company; and the expected management team and board of directors of the combined company. Terms such as “believes,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should,” “approximately,” or other words that convey uncertainty of future events or outcomes may identify these forward-looking statements. Although there is believed to be reasonable basis for each forward-looking statement contained herein, forward-looking statements by their nature involve risks and uncertainties, known and unknown, many of which are beyond the parties’ control and, as a result, actual results could differ materially from those expressed or implied in any forward-looking statement. Particular risks and uncertainties include, among other things, those related to the timing and completion of the proposed transaction, including the satisfaction of closing conditions; the cash balances of the combined company following the closing, if completed, of the proposed transaction; the ability of Diffusion Pharmaceuticals to remain listed on the Nasdaq Capital Market, as well as comply with any Nasdaq rules and regulations related to the proposed transaction; the price of Diffusion Pharmaceuticals’ securities, which may be volatile due to a variety of factors, including changes in the competitive and highly regulated industries in which Diffusion Pharmaceuticals and/or EIP Pharma operates; variations in operating performance across competitors; changes in laws and regulations affecting Diffusion Pharmaceuticals’ or EIP Pharma’s business; the ability to implement business plans, forecasts, and other expectations after the completion of the proposed transaction; general economic, political, business, industry, and market conditions, inflationary pressures, and geopolitical conflicts; and the other factors discussed under the heading “Risk Factors” in Diffusion Pharmaceuticals’ most recent Annual Report on Form 10-K, the proxy statement/prospectus/information statement included in the Registration Statement on Amendment No. 2 to Form S-4, File No. 333-271823, filed by the Company with the SEC on July 12, 2023 and declared effective by the SEC on July 13, 2023, and other filings with the SEC. Any forward-looking statements in this press release speak only as of the date hereof (or such earlier date as may be identified). New factors emerge from time to time, and it is not possible for us to predict all such factors, nor can we assess the impact of each such factor on the businesses or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. These risks, as well as other risks associated with the merger, will be more fully discussed in the proxy statement/prospectus that will be included in the registration statement that will be filed with the SEC in connection with the proposed transaction and, except as required by applicable law, rule, or regulation, neither Diffusion Pharmaceuticals nor EIP Pharma undertakes any obligation to update any such statements after the date hereof.

Contacts

Diffusion Investors:
Tiberend Strategic Advisors, Inc.
Daniel Kontoh-Boateng
dboateng@tiberend.com

EIP Investors & Media:
Argot Partners
212.600.1902
EIP@argotpartners.com